PURCHASE AND SALE AGREEMENT
THIS PURCHASE AND SALE AGREEMENT (this “Agreement”) is hereby made and entered into as of the Effective Date (as hereinafter defined) by and between OXFORD HAMPTON PARTNERS LLC, a Georgia limited liability company (“Seller”), and TRAIL CREEK APARTMENTS, LLC, a Delaware limited liability company (“Purchaser”).
In consideration of the mutual covenants and agreements herein contained, and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, Seller and Purchaser agree as follows:
1.
PURCHASE AND SALE
1.1    Purchase and Sale. Subject to the terms and conditions of this Agreement, Seller hereby agrees to sell and convey to Purchaser, and Purchaser hereby agrees to purchase from Seller, all of the following described property (herein collectively called the “Property”):
(a)    Land. That certain tract of land (the “Land”) located in the City of Hampton, Virginia, being more particularly described on Exhibit “A” attached hereto and made a part hereof.
(b)    Easements. All easements, if any, benefiting the Land or the Improvements (as defined in Section 1.1(d) of this Agreement).
(c)    Rights and Appurtenances. All rights and appurtenances pertaining to the Land, including any right, title and interest of Seller in and to adjacent streets, alleys or rights-of‑way.
(d)    Improvements. All improvements known as “Trail Creek Apartments” (the “Improvements”) in and on the Land, consisting of a total of 96 rental apartment units.
(e)    Leases. Seller’s interest as landlord under all leases set forth on Exhibit “H” and other leases permitted pursuant to the terms of this Agreement (the “Space Leases”) of space in the Property to which Seller is a party (if any), and all refundable tenant security deposits, if any, held by Seller on the Closing Date (as defined in Section 6.1 of this Agreement).
(f)    Tangible Personal Property. All appliances, fixtures, equipment, machinery, furniture, carpet, drapes and other personal property, if any, owned by Seller and located on or about the Land and the Improvements (the “Tangible Personal Property”), including, without limitation, those items of personal property set forth on Exhibit “E” attached hereto.
(g)    Contracts. Seller’s interest (to the extent the same is assignable) under the Contracts (as defined in Section 4.1.2 of this Agreement) to which Seller is a party, if any, other than the Rejected Contracts (as defined hereinafter).
(h)    Intangible Property. All intangible property (the “Intangible Property”), if any, owned by Seller and pertaining to the Land, the Improvements, or the Tangible Personal Property, but expressly excluding the interest of Seller in and to the name “Oxford Trail” Apartments.

1.2    Excluded Property. The following items shall be and hereby are excluded from the property to be conveyed and/or transferred hereunder:
(a)    Insurance Policies and Proceeds. Seller’s interest under any and all insurance policies held by or on behalf of Seller, and proceeds payable thereunder, except as may be expressly set forth in Section 7.2 below.
(b)    Management Software. Seller’s management software program.
(c)    Deposits. All utility and other similar deposits of Seller relating to the Property.
(d)    Bonus Payments. All upfront bonus payments paid or payable under the Contracts.
(e)    Rebates. All rebates, credits, refunds and/or reimbursements that at anytime on or prior to the Closing Date are paid or payable in respect of the ownership and/or operation of the Property.
2.

                PURCHASE PRICE
2.1    Purchase Price. The purchase price (the “Purchase Price”) for the Property shall be EIGHTEEN MILLION ONE HUNDRED FIVE THOUSAND FIVE HUNDRED FIFTY-FOUR AND No/100 DOLLARS ($18,105,554.00). The Purchase Price shall be subject to prorations and adjustments as set forth in this Agreement. The Purchase Price shall be paid by Purchaser to Seller at the “Closing” (as defined in Section 6.1 below) by wire transfer of immediately available funds to the “Escrow Agent” (as defined below) on the Closing Date in accordance with wire transfer instructions to be provided by the Escrow Agent, subject to prorations and adjustments as aforesaid. Notwithstanding any provision to the contrary herein, Seller and Purchaser acknowledge and agree that the amount of the Purchase Price set forth above shall increase by an amount mutually acceptable to Seller and Purchaser, and in connection with any exit fee payable pursuant to the Mezzanine Loan Documents (as defined below), in the event Purchaser does not close and fund the transaction contemplated in this Agreement on or before June 20, 2013.
Seller and Purchaser covenant and agree that their agreement to sell and purchase the Property, together with Seller’s and Purchaser’s other covenants contained herein, including, without limitation, Seller’s covenants in Section 4 herein and Purchaser’s out-of-pocket expenses to be paid (i) to Purchaser’s attorneys in connection with the negotiation of this Agreement and matters related thereto, (ii) to any prospective lender as an application or commitment fee, and (iii) to unrelated and unaffiliated third party consultants in connection with the performance of examinations, inspections and/or investigations pursuant to this Agreement, constitutes good and valuable consideration and mutuality under this Agreement.

3.
CONDITIONS TO CLOSING
3.1    Due Diligence Deliveries. Purchaser hereby acknowledges and agrees that it has received copies of the due diligence items set forth on Exhibit “B” attached hereto (collectively, the “Due Diligence Items”).
3.1.1    Inspection Period. During the period commencing on the Effective Date and expiring at 5:00 p.m. (in Atlanta, Georgia) on the Closing Date (as hereinafter defined) (such period being hereinafter referred to as the “Inspection Period”), the following matters shall be conditions precedent to Purchaser’s obligations under this Agreement:
(a)    Purchaser’s being satisfied in Purchaser’s sole discretion that the Property is suitable for Purchaser’s intended uses; and
(b)    Purchaser’s being satisfied, in Purchaser’s sole discretion, with the items delivered to Purchaser pursuant to Section 3.1 above.
In the event that Purchaser notifies Seller and Escrow Agent in writing on or before the expiration of the Inspection Period that Purchaser elects to terminate the transaction contemplated by this Agreement, then this Agreement shall terminate, and this Agreement shall be of no further force or effect with Purchaser and Seller having no further rights, obligation or liability hereunder except for such obligations which by their terms expressly survive the termination of this Agreement (the “Surviving Obligations”). In the event Purchaser does not deliver written notice terminating the transaction contemplated by this Agreement on or before the expiration of the Inspection Period, then the transaction contemplated by this Agreement shall proceed.
3.1.2    Contracts. Attached hereto as Exhibit “G” and incorporated herein is a list of all service contracts, equipment leases and maintenance contracts currently affecting the Property (collectively, the “Contracts”). Purchaser agrees to assume all of the Contracts at Closing.
3.1.3    Title Commitment.
(a)    Seller shall convey good and indefeasible title to the Property to Purchaser at Closing, subject only to the “Permitted Encumbrances” (as defined below). During the Inspection Period, Purchaser shall request and obtain from Stewart Title Guaranty Company (“Title Company”) a commitment for a standard Owner's Policy of Title Insurance issued by Title Company (the “Title Commitment”), insuring good and indefeasible fee simple title to the Land, together with copies of all exceptions listed therein. Purchaser shall have until the date which is seven (7) days prior to Closing to deliver to Seller written notice of Purchaser’s objections to title (the “Title Objection Letter”). Seller shall have the right, but not the obligation, to cure Purchaser’s objections to title; subject, however, to Seller’s obligation (hereby confirmed) to remove all “Mortgages” and “Monetary Liens” (each as defined below) by Closing, as further described in Section 3.1.3(b) below, whether or not Purchaser objects thereto. Seller shall notify Purchaser in writing within two (2) days following Seller’s receipt of the Title Objection Letter concerning which title objections, if any, Seller has agreed to cure. In the event that Seller does not undertake to cure all of the objections in the Title Objection Letter to Purchaser’s reasonable satisfaction (or does not timely respond to the Title Objection Letter), then Purchaser shall have the right to either (i) waive any such title objection in writing and proceed to Closing (in which event such waived title objection shall be deemed to be a “Permitted Encumbrance”, as defined below), or (ii) terminate this Agreement upon written notice to Seller, in which event neither party shall have any further obligation hereunder except for the Surviving Obligations. All exceptions set forth in the Title Commitment which are not objected to by Purchaser (including matters initially objected to by Purchaser which objections are subsequently waived in writing) are herein collectively called the “Permitted Encumbrances”.
(b)    In the event that any update to the Title Commitment indicates the existence of any liens, encumbrances or other defects or exceptions (the “Unacceptable Encumbrances”) which are not shown in the initial Title Commitment and that are unacceptable to Purchaser, in its reasonable discretion, Purchaser shall within three (3) days after receipt of any such update to the Title Commitment notify Seller in writing of its objection to any such Unacceptable Encumbrance (the “Unacceptable Encumbrance Notice”). Notwithstanding anything to the contrary contained herein, Seller shall have no obligation to take any steps or bring any action or proceeding or otherwise to incur any expense whatsoever to eliminate or modify any of the Unacceptable Encumbrances; provided, however, that Seller shall, prior to Closing, eliminate by paying, bonding around or otherwise discharging (i) any Unacceptable Encumbrances that arise as a result of Seller’s intentional acts, (ii) any mortgages or deeds to secure debt that appear on the Title Commitment (the “Mortgages”), and (iii) all mechanics, judgment, tax and other monetary liens and encumbrances of liquidated amounts (excluding, however, current, non-delinquent taxes and assessments) affecting the Property which were voluntarily caused or created by, through or under Seller (collectively, the “Monetary Liens”). In the event Seller is unable, unwilling or for any reason fails to eliminate or modify all of the Unacceptable Encumbrances to the reasonable satisfaction of Purchaser (other than the Unacceptable Encumbrances, Mortgages and Monetary Liens required to be removed by Seller in accordance with the preceding sentence), Purchaser may terminate this Agreement by delivering notice thereof in writing to Seller by the Closing Date. Upon a termination of this Agreement pursuant to the immediately preceding sentence, upon prior written notice to Seller, neither party shall have any further obligation hereunder except for the Surviving Obligations.
3.1.4    Survey. During the Inspection Period, Purchaser, at its sole expense, shall obtain and provide Seller with a copy of a current ALTA as-built survey of the Property, which may be an update of any existing survey delivered by Seller to Purchaser pursuant to Section 3.1 above (the “Survey”). Purchaser shall have until the date which is seven (7) days prior to Closing to deliver to Seller written notice of Purchaser’s objections to the Survey (the “Survey Comment Letter”). Seller shall have the right, but not the obligation, to address Purchaser’s objections to the Survey. Seller shall notify Purchaser in writing within two (2) days following Seller’s receipt of the Survey Comment Letter concerning which objections to the Survey, if any, Seller has agreed to cure. In the event that Seller does not undertake to address all of the comments in the Survey Comment Letter to Purchaser’s reasonable satisfaction (or does not timely respond to the Survey Comment Letter), then Purchaser shall have the right to either (i) waive any such Survey objection in writing and proceed to Closing (in which event such waived Survey objection shall be deemed to be a “Permitted Encumbrance”), or (ii) terminate this Agreement upon written notice to Seller, and neither party shall have any further obligation hereunder except for the Surviving Obligations.
3.2    Inspection.
(a)    During the Inspection Period, Purchaser, at its sole risk and expense, may conduct such tests and inspections of the Property as Purchaser deems appropriate; provided, however, Purchaser must obtain Seller’s prior written approval, which may be granted or withheld in Seller’s sole discretion, of the scope and method of any environmental testing or inspections (other than a Phase I environmental site assessment, which shall require no consent or approval of any kind), prior to Purchaser’s commencement of such tests or inspections. If Purchaser elects to obtain such Phase I environmental site assessment, the environmental engineering company to conduct such testing and related inspections shall be subject to the prior written approval of Seller. Purchaser, at Purchaser’s sole expense, shall repair any and all damage resulting from any of the tests, studies, inspections and investigations performed by or on behalf of Purchaser pursuant to this Section 3.2, and Purchaser shall and hereby agrees to indemnify, defend and hold the Seller Parties (as defined below) harmless from and against all Claims (as defined below) for all Indemnified Claims (as defined below) which may be asserted or recovered against any of the Seller Parties arising by reason of the tests, studies, inspections and investigations performed hereunder, which obligation of indemnification shall survive the Closing or any expiration or termination of this Agreement, however caused. As used herein, “Seller Parties” shall mean collectively, Seller, each and all of its officers, directors, employees, shareholders, partners, affiliates, subsidiaries, principals, parents, trustees, attorneys, joint venturers, related parties and entities, contractors and agents (including its property manager), each and all of the predecessors, legal representatives, heirs, successors and assigns of any of the foregoing and their respective subsidiaries, parents, affiliates, joint venturers, directors, officers, members, principals, investors, shareholders, trustees, designees, lenders, beneficiaries, employees, agents, brokers, property managers, asset managers, representatives, predecessors, successors, assigns, contractors, subcontractors, fiduciaries, insurers, heirs, estates, servants, other related parties and persons, and attorneys, past and present. As used herein, “Claims” shall mean any and all actual or threatened claims, detriments, rights, remediation, counterclaims, liens, controversies, obligations, agreements, executions, debts, covenants, promises, suits, causes of action, actions, demands, liabilities, losses, damages, assessments, judgments, fines, penalties, threats, sums of money, accounts, costs, expenses, known or unknown, direct or indirect, at law or in equity (including, without limitation, reasonable attorneys’ fees and other professional fees of attorneys and professionals selected by the Seller Parties), whether incurred in connection with any investigation, non-judicial, quasi-judicial, judicial, mediative, arbitrative, or administrative actions or proceedings or otherwise (including pretrial, trial, appellate, administrative, bankruptcy or insolvency proceedings) or in settlement or in any other proceeding and whether or not suit was filed thereon. As used herein, “Indemnified Claims” shall mean collectively, (i) liens, personal injury, death or property damage caused in any way by the activities of Purchaser or any of the Purchaser Parties on the Property; (ii) any Hazardous Materials (as hereinafter defined) introduced on the Property by Purchaser or any of the Purchaser Parties; (iii) Purchaser’s or any of the Purchaser Parties’ breach of or failure to comply with any provision of this Agreement, and (iv) violation by Purchaser or any of the Purchaser Parties of any laws, ordinances, statutes, codes, rules, regulations, judgments, orders and decrees enacted or promulgated by the United States, the states, the counties, the cities or any other political subdivisions properly exercising jurisdiction over the owner of the Property, the Property or the use of the Property relating to pollution, the protection or regulation of human health, natural resources or the environment, or the emission, discharge, release or threatened release of pollutants, contaminants, chemicals or toxic or hazardous substances or waste or hazardous materials (however defined) into the environment (including, without limitation, ambient air, surface water, groundwater or land or soil); provided, however, in no event shall Indemnified Claims include any Claims incurred by Seller and caused by (xx) Seller’s gross negligence or intentional misconduct or (yy) the condition of the Property prior to Purchaser’s inspection thereof except to the extent any pre-existing condition is exacerbated by Purchaser or its employees, agents, contractors or representatives. Purchaser shall not permit any liens to attach to the Property by reason of the exercise of its rights under this Agreement. In the event that Purchaser fails, within fifteen (15) days following the imposition of any such lien and Purchaser’s notice of same, to cause the same to be released of record or provide a bond to satisfactorily address such lien, Seller shall have the right to cause the same to be released by such means as it shall deem proper, including payment of the claim giving rise to such lien, and all such sums paid and expenses incurred by Seller, including, without limitation, reasonable attorneys’ fees and expenses, shall be payable to Seller by Purchaser within five (5) days after Seller’s demand.
(b)    Purchaser, its engineers, architects, employees, contractors, consultants, and agents (collectively, the “Purchaser Parties”) shall maintain commercial liability insurance policies (in an amount not less than Three Million and No/100 Dollars ($3,000,000.00) insuring against claims arising as a result of the inspection of the Property. Prior to commencing any inspections, Purchaser shall deliver to Seller a certificate of insurance evidencing the existence of the aforesaid policies and naming Seller, Seller’s management company and Seller’s lender as additional insureds. Purchaser shall provide Seller with not less than twenty-four (24) hours advance notice regarding any such entry, which notice shall be given pursuant to Seller’s notice address set forth in Section 8.1 below. No such entry shall be made unless Purchaser or the party entering the Property on behalf of Purchaser is accompanied by a representative of Seller unless otherwise agreed to by Seller; provided, however, in the event Seller’s representative fails to meet Purchaser or Purchaser’s representative at the time designated for entry to the Property, and after Purchaser has provided notice to Seller (by contacting Jack Hinrichs at (770) 818-4073) that Purchaser intends to enter the Property notwithstanding the absence of Seller’s representative, then Purchaser shall have the right to enter the Property to conduct its inspections except for any entry into residential units.
3.3    Purchaser’s Representations and Warranties. Purchaser represents and warrants to Seller that:
(a)    Purchaser has the full right, power and authority, without the joinder of any other person or entity, to enter into, execute and deliver this Agreement and to perform all duties and obligations imposed on Purchaser under this Agreement;
(b)    Neither the execution nor the delivery of this Agreement, nor the consummation of the purchase and sale contemplated hereby, nor the fulfillment of or compliance with the terms and conditions of this Agreement conflict with or will result in the breach of any of the terms, conditions, or provisions of any agreement or instrument to which Purchaser is a party or by which Purchaser or any of Purchaser’s assets is bound;
(c)    INTENTIONALLY DELETED;
(d)    At no time on or before the Closing Date, shall any of the following have occurred with respect to Purchaser, and if Purchaser is a partnership, to any general partners of  Purchaser:  (i) the commencement of a case under Title 11 of the United States Code, as now constituted or hereafter amended, or under any other applicable federal or state bankruptcy law or other similar law; (ii) the appointment of a trustee or receiver of any property interest; (iii) an assignment for the benefit of creditors; (iv) an attachment, execution or other judicial seizure of a substantial property interest; (v) the taking of, failure to take, or submission to any action indicating an inability to meet its financial obligations as they accrue; or (vi) a dissolution or liquidation, death or incapacity; and
(e)    Neither Purchaser nor any of its constituents or affiliates have engaged in any dealings or transactions, directly or indirectly: (i) in contravention of any U.S., international or other money laundering regulations or conventions, including, without limitation, the United States Bank Secrecy Act, the United States Money Laundering Control Act of 1986, The United States International Money Laundering Abatement and Anti-Terrorist Financing Act of 2001, Trading with the Enemy Act (50 U.S.C. 1 et seq., as amended), or any foreign asset control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto; or (ii) in contravention of Executive Order No. 13224 dated September 24, 2001 issued by the President of the United States (Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism), as may be amended or supplemented from time to time ("Anti-Terrorism Order") or on behalf of terrorist or terrorist organizations, including those persons or entities that are included on any relevant lists maintained by the United Nations, North Atlantic Treaty Organization, Organization of Economic Cooperation and Development, Financial Action Task Force, U.S. Office of Foreign Assets Control, U.S. Securities & Exchange Commission, U.S. Federal Bureau of Investigation,

U.S. Central Intelligence Agency, U.S. Internal Revenue Service, or any country or organization, all as may be amended from time to time. Neither Purchaser nor any of its constituents or affiliates (i) are or will be conducting any business or engaging in any transaction with any person appearing on the U.S. Treasury Department's Office of Foreign Assets Control list of restrictions and prohibited persons, or (ii) are a person described in section 1 of the Anti-Terrorism Order, and neither Purchaser nor any of its constituents or affiliates have engaged in any dealings or transactions, or otherwise been associated with any such person.
(f)    Purchaser represents, warrants and covenants that it is not using the assets of any (i) “employee benefit plan” (within the meaning of Section 3(3) of  the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)), (ii) “plan” (within the meaning of Section 4975(e)(1) of the Internal Revenue Code of 1986, as amended (the “Code”)) or (iii) entity whose underlying assets include “plan assets” by reason of a plan’s investment in such entity, to fund its purchase of the Property under this Agreement.
Purchaser’s representations and warranties set forth in this Section 3.3 shall survive the Closing or termination of this Agreement for a period of six (6) months.
3.4    Seller’s Representations and Warranties. Seller represents and warrants to Purchaser as follows:
(i)    Neither the execution nor the delivery of this Agreement, nor the consummation of the purchase and sale contemplated hereby, nor the fulfillment of or compliance with the terms and conditions of this Agreement conflict with or will result in the breach of any of the terms, conditions, or provisions of any agreement or instrument to which Seller is a party or by which Seller or any of Seller’s assets is bound;
(ii)     To Seller’s actual knowledge, except as disclosed to Purchaser in writing, there is no existing or pending litigation affecting the Property other than routine dispossessory proceedings with respect to tenants in default under Space Leases;
(iii)     To Seller’s actual knowledge, Seller has not received any written notice of any violation of any governmental requirements concerning the Property, which has not been remedied;
(iv)    To Seller’s actual knowledge, Seller has not received, with respect to the Property, written notice from any governmental authority regarding any change to the zoning classification of the Land, any condemnation proceedings or proceedings to widen or realign any street or highway adjacent to the Land or that otherwise affects the Land or the Improvements;
(v)    Except as may be identified in any environmental reports delivered by Seller to Purchaser as a part of the Due Diligence Items, to Seller’s actual knowledge, Seller has not received any written notice from any governmental authority that the Property is in violation of any federal, state, or local laws, ordinances or regulations applicable to the Property with respect to Hazardous Materials (as hereinafter defined) or toxic substances. Except for the foregoing, Seller makes no representations or warranties as to whether the Property contains asbestos, radon or any hazardous materials or harmful or toxic substances, or pertaining to the extent, location or nature of same, if any. Further, to the extent that Seller has provided Purchaser information from any inspection, engineering or environmental reports concerning asbestos, radon or any hazardous materials or harmful or toxic substances, Seller makes no representations or warranties with respect to the accuracy or completeness, methodology of preparation or otherwise concerning the contents of such reports;

(vi)    To Seller’s actual knowledge, the list of the Contracts attached hereto as Exhibit “G” is complete in all material respects as of the date hereof;
(vii)     To Seller’s actual knowledge, except for those tenants in possession of the Property under written leases for space in the Property, as shown on the tenant list attached hereto as Exhibit “H” (the “Tenant List”), there are no parties in possession of, or claiming any possession to, any portion of the Property;
(viii)    Seller is a limited liability company, duly organized and validly existing under the laws of the State of Georgia and is in good standing under the laws of the State of Georgia.
(ix)    Seller is not a “foreign person”, as that term is defined in Section 1445 of the Internal Revenue Code of 1986, as amended;
(x)    No leasing commissions are payable by the “landlord” or “lessor” under any Space Lease, except as set forth on the Tenant List or otherwise disclosed in writing to Purchaser prior to Closing; and
(xi)    Seller is not now nor shall it be at any time prior to or at the Closing an individual, corporation, partnership, joint venture, association, joint stock company, trust, trustee, estate, limited liability company, unincorporated organization, real estate investment trust, government or any agency or political subdivision thereof, or any other form of entity (collectively, a “Person”) named in any executive orders or lists published by the Office of Foreign Assets Control, Department of the Treasury (“OFAC”) as Persons with whom a United States citizen may not transact business or must limit their interactions to types approved by OFAC.
For purposes of this Agreement, all references to “Seller’s actual knowledge”, “the knowledge of Seller” or any similar reference shall be deemed to refer to the current actual knowledge of W. Daniel Faulk, Jr., without any special investigation or inquiry. All of Seller’s foregoing representations and warranties expressly shall survive the Closing for a period of six (6) months. Notwithstanding anything to the contrary contained in this Agreement, in the event that Purchaser or its agents, employees, representatives, contractors or consultants obtains knowledge prior to Closing that any of Seller’s representations or warranties were untrue when made in any material respect, or if Seller has delivered or made available to Purchaser information with respect to the Property at any time prior to the Closing Date (as hereinafter defined), and such information indicates that any such representations or warranties were not true when made in any material respect, then (i) Purchaser shall be deemed to have knowledge thereof (herein, “Deemed Knowledge”), (ii) such representation or warranty automatically and without further action shall be deemed to be qualified by such Deemed Knowledge, and (iii) Purchaser’s sole and exclusive remedy as a result thereof shall be to terminate this Agreement (thereby waiving any and all rights and remedies otherwise available to Purchaser with respect to such breach of which Purchaser has Deemed Knowledge), and thereafter, Purchaser and Seller shall have no further rights or obligations under this Agreement except for the Surviving Obligations. If, notwithstanding that Purchaser has Deemed Knowledge of any such matter, as aforesaid, Purchaser nevertheless elects to close the transaction contemplated by this Agreement, then Purchaser shall be deemed to have waived any and all rights and remedies otherwise available to Purchaser with respect to such breach of which Purchaser has Deemed Knowledge, which waiver expressly shall survive Closing. Notwithstanding anything in this Agreement to the contrary, it is expressly agreed and understood that the maximum aggregate liability of Seller under this Agreement with respect to any and all claims or causes of action arising following Closing as a result of a breach by Seller of any representation or warranty contained in this Agreement in no event shall exceed the sum of Two Hundred Sixty Seven Thousand Three Hundred Eighty Four and No/100 Dollars ($267,384.00), in the aggregate.

4.
COVENANTS OF SELLER

4.1    Operation of Property. From the Effective Date through and including the Closing Date, Seller agrees to operate and maintain the Improvements in the normal course of business substantially in accordance with Seller's past practices with respect to the Property, normal wear and tear excepted.

4.2    Third-Party Contracts. From the Effective Date through and including the Closing Date, Seller agrees to enter into only those third-party contracts which are necessary to carry out its obligations under Section 4.1 and which shall be cancellable on thirty (30) days written notice and without payment of any fee or penalty.

4.3    Leasing of Property. From the Effective Date through and including the Closing Date, Seller agrees not to enter into any new leases, or amend, terminate or accept the surrender of any existing tenancies, without the prior consent of Purchaser, except in conformance with Seller’s current leasing practices.

4.4    Insurance. From the Effective Date through and including the Closing Date, Seller agrees to keep the Property insured under its current policies against fire and other hazards covered by extended coverage endorsement and commercial general liability insurance against claims for bodily injury, death and property damage occurring in, on or about the Property, and to pay all premiums for such insurance prior to the applicable due dates.

4.5    Tangible Personal Property. Seller shall not remove any of the Tangible Personal Property which cost, in the aggregate, in excess of $500.00 except as may be required for necessary repair or replacement (provided that any replacement shall be of equal quality as existed at the time of removal) and, in the case of supplies, except for those items consumed in the ordinary course of business.

4.6    Rent Ready. At Closing, Seller shall cause all apartment units at the Property which are vacant fifteen (15) days or more to have working appliances and to otherwise rent ready for tenants. At Closing, Seller will give Purchaser a credit of Four Hundred Dollars ($400.00) per apartment which is not so rent ready; provided, however, that if any of such vacant apartment units that are not in a rent-ready condition and require replacement of carpet, then the $400.00 rent ready credit shall increase to $750.00 for each such vacant and non-rent ready unit. A “rent ready” unit shall mean a unit that is freshly painted, carpeting that is cleaned or replaced, as necessary, and working appliances and fixtures.

5.
CLOSING
5.1    Closing. The closing of the transaction contemplated hereby (the “Closing”) shall be held through an escrow administered by the Republic Commercial Title Company, LLC, as agent for the Title Company (“Escrow Agent”), on or before June 28, 2013 (the “Closing Date”), unless the parties mutually agree in writing upon another place, time or date.
5.2    Possession. Possession of the Property shall be delivered to Purchaser at the Closing, subject only to tenants in possession under the Space Leases, as set forth on the Tenant List delivered at Closing.

5.3    Proration. The following items shall be prorated at Closing: (i) all rents, other amounts payable by the tenants under the Space Leases, and all other income with respect to the Property for the month in which the Closing occurs, (ii) real estate and personal property taxes and other assessments with respect to the Property for the year in which the Closing occurs, and (iii) all operating expenses relating to the ownership and operation of the Property, with Purchaser receiving the benefits and burdens of ownership on the Closing Date. If permitted by the applicable utility providers, utilities shall be canceled by Seller and reestablished in Purchaser’s name on the Closing Date; otherwise, utilities shall be prorated between Seller and Purchaser at Closing, with such proration to be readjusted at such time as final utility bills become available. Any amounts unpaid under the Contracts which Purchaser elects or is obligated to assume at Closing shall be prorated between Seller and Purchaser at Closing.
(a)    If the Closing shall occur before rents and all other amounts payable by the tenants under the Space Leases and all other income from the Property have been paid for the month in which the Closing occurs, the apportionment of such rents and other amounts and other income shall be upon the basis of such rents, other amounts and other income received by Seller. Subsequent to the Closing, if any such rents and other income are received by Purchaser, all such amounts shall be applied in the following order: (i) first to rent due for the month following the month in which Closing occurs, (ii) next, to delinquent rent due for the month in which Closing occurs, and (iii) the balance to delinquent rent due for the period prior to the month in which Closing occurs. Any such rentals due to Seller shall be paid by Purchaser to Seller within ten (10) days following Purchaser’s receipt thereof. If, subsequent to the Closing, any such rents and other income payable to Purchaser, as provided above, are received by Seller, Seller shall remit Purchaser’s prorata share thereof, calculated as aforesaid, to Purchaser no later than thirty (30) days after Seller’s receipt. Following the Closing, Purchaser agrees, upon two (2) days’ prior notice from Seller, to provide Seller with access to Purchaser’s books, records and accounts relating to the operation of the Property at Purchaser’s notice address set forth in Section 8.1 below and during standard business hours in order that Seller may verify compliance with the preceding terms and provisions of this Section 5.3(a). The obligations of the parties under this Section 6.3(a) expressly shall survive Closing.
(b)    If the Closing shall occur before the tax rate or the assessed valuation of the Property is fixed for the then current year, the apportionment of taxes shall be based on the most current and accurate billing information available. Should such proration not be based on the actual amount of the taxes for the period in question and should such proration prove to be inaccurate upon receipt of the actual bills for the Property, then, to the extent such amount exceeds One Thousand and No/100 Dollars ($1,000.00), either Seller or Purchaser may demand within one (1) year after Closing a payment from the other party correcting such inaccurate apportionment.
(c)    Seller shall be entitled to receive refunds for any and all deposits which Seller has made with utility companies, and Purchaser shall replace such deposits at Closing.
(d)    Purchaser shall receive a credit against the Purchase Price for any amounts outstanding under the documents and instruments evidencing and securing that certain $6,000,000.00 mezzanine loan (the “Mezzanine Loan”) made on or about June 30, 2011from Trail Creek Mezzanine Lending, LLC (“Trail Creek Mezzanine”) to Seller and evidenced by that certain Note dated as of June 30, 2011 made by Seller to the order of Trail Creek Mezzanine in the principal face amount of $6,000,000.00 (as modified, amended and/or restated from time to time, the “Mezzanine Note”; the Mezzanine Note and the other documents, instruments and agreements evidencing, securing and otherwise relating to the Mezzanine Loan are referred to herein as the “Mezzanine Loan Documents”), as assigned by Trail Creek Mezzanine to Purchaser.

(e)    Purchaser shall receive a credit against the Purchase Price equal to the amount required to provide Purchaser, as the “Lender” of the Mezzanine Loan, with a fourteen percent (12%) internal rate of return on the $6,000,000 Mezzanine Loan amount (after taking into account previously received interest and fees by the Lender of the Mezzanine Loan).

(f)    Purchaser shall receive a credit against the Purchase Price in the amount of $250,000.00 for scheduled capital improvements to the Property to be completed by Purchaser after the Closing.

The agreements of Seller and Purchaser set forth in this Section 5.3 shall survive the Closing.

5.4    Closing Costs. Purchaser shall pay, on the Closing Date, (a) one-half of any escrow fees of the Escrow Agent, (b) all costs relating to the premium for the Owner's Policy of Title Insurance issued pursuant to the Title Commitment and any endorsements, extended coverage or other modifications to the Owner's Policy of Title Insurance issued pursuant to the Title Commitment, as well as all title insurance costs relating to any mortgagee’s policy of title insurance, (c) all costs and expenses directly or indirectly relating to Purchaser’s financing of the Property, including without limitation, loan fees, recording fees, as well as the fees of lender’s counsel, (d) all state and local grantee taxes related to the conveyance of title to the Property, (e) the fees of Purchaser’s counsel, (f) all costs relating to the Survey, and (g) any other expenses incurred by Purchaser, or its consultants or representatives in inspecting and evaluating the Property or closing this transaction. Seller shall pay, on the Closing Date, (i) any recording or filing fees necessary to record the deed and remove any Mortgages or Monetary Liens which Seller is obligated to remove, (ii) all state and local grantor taxes related to the conveyance of title to the Property, (iii) one-half of any escrow fees of the Escrow Agent, and (iv) the fees of Seller’s counsel.
5.5    Seller’s Obligations at the Closing. At the Closing, Seller shall deliver to Purchaser the following:
(a)    Deed. A Special Warranty Deed (the “Deed”) conveying the Land and Improvements to Purchaser, in the form attached to this Agreement as Exhibit “C”.
(b)    Bill of Sale. A Bill of Sale (the “Bill of Sale”) conveying the Tangible Personal Property and Intangible Property to Purchaser, in the form attached to this Agreement as Exhibit “D”.
(c)     Evidence of Authority. Such organizational and authorizing documents of Seller as shall be reasonably required by the Title Company to evidence Seller’s authority to consummate the transactions contemplated by this Agreement.
(d)    Foreign Person. An affidavit certifying that Seller is not a “foreign person,” as defined in the federal Foreign Investment in Real Property Tax Act of 1980, and the 1984 Tax Reform Act, as amended.
(e)    Leases. The originals, or copies should originals not be available, of all of the Space Leases to which Seller is a party, if any, and together with all keys in Seller’s possession.
(f)    Contracts. Originals, or copies should originals not be available, of all of the Contracts other than the Rejected Contracts.

(g)    Affidavit. An owner’s affidavit, in form reasonably required by the Title Company and reasonably acceptable to Seller, concerning mechanics’ liens, parties in possession and similar matters.
(h)    Transfer Tax and Withholding Tax Declarations. All such tax, transfer and other declarations and returns, and withholding affidavits and information returns, duly executed and sworn to by Seller, as may be required of Seller by law in connection with the conveyance of the Property to Purchaser.
(i)    Security Deposits. All refundable tenant security deposits under Space Leases together with any and all interest accrued thereon.
(j)    Sellers’ Certificate. A duly executed and acknowledged certificate executed by an authorized representative of Seller indicating that all of Seller’s representations and warranties made in this Agreement are true and correct as of the Closing Date as if then made.
(k)    Revised Tenant List. An updated Tenant List for the Property printed as of the business day immediately prior to the Closing Date and stating the amount of all of the Security Deposits held by Seller under each Space Lease.
(l)    Keys. All keys to the Property, labeled for identification.
(m)    Other Documents. Such other documents as may be reasonably requested by Title Company to effect the Closing of the transaction contemplated by this Agreement.
5.6    Purchaser’s Obligations at the Closing. At the Closing, Purchaser shall deliver to Seller the following:
(a)    Purchase Price. The Purchase Price, payment of which shall be made by wire transfer of immediately available funds to the account of the Escrow Agent for the benefit of Seller. In the event payment of the Purchase Price is not received by Seller, by wire transfer of immediately available funds, on or before 2:00 p.m. (in Atlanta, Georgia) on the Closing Date, then the parties shall recalculate prorations hereunder based upon the date on which Seller has in fact received the Purchase Price, by wire transfer of immediately available funds, on or before 2:00 p.m. (in Atlanta, Georgia). The preceding sentence shall in no event constitute a waiver by Seller of any breach of this Agreement by Purchaser.
(b)    Evidence of Authority. Such organizational and authorizing documents of Purchaser as shall be reasonably required by Title Company to evidence Purchaser’s authority to consummate the transactions contemplated by this Agreement.
(c)    Purchaser’s Certificate. A duly executed and acknowledged certificate executed by an authorized representative of Purchaser indicating that all of Purchaser’s representations and warranties made in this Agreement are true and correct as of the Closing Date as if then made.
(d)    Other Documents. Such other documents as may be reasonably requested by Title Company to effect the Closing of the transaction contemplated by this Agreement.

5.7    Documents to be Executed by Seller and Purchaser. At the Closing, Seller and Purchaser shall also execute and deliver the following:
(a)    Tenant Notices. Signed statements or notices to all tenants of the Property notifying such tenants that the Property has been transferred to Purchaser and that Purchaser is responsible for security deposits (specifying the amounts of such deposits) returnable under the Space Leases and notifying such tenants of the new address where tenants are to make rental payments after the Closing.
(b)    Assignment and Assumption of Personal Property, Leases and Service Contracts. An “Assignment and Assumption of Personal Property, Leases and Service Contracts” (the “Assignment”) in the form attached to this Agreement as Exhibit “E”, for the Property.
(c)    Settlement Statements. Settlement statements, in conformity with the terms of this Agreement and otherwise in form acceptable to Seller and Purchaser.
(d)    Transfer Tax and Withholding Tax Declarations. All such tax, transfer and other declarations and returns, and withholding affidavits and information returns, duly executed and sworn to, as may be required by law in connection with the conveyance of the Property to Purchaser.
6.
RISK OF LOSS
6.1    Condemnation. If, prior to the Closing, action is initiated to take the Land and Improvements, or part thereof, by eminent domain proceedings or by deed in lieu thereof, which taking will (i) cause the Property to no longer comply with zoning requirement of the Space Leases, (ii) cause the Property to no longer have access to a publicly-dedicated and maintained right-of-way for vehicular and pedestrian access, or (iii) have a material adverse effect on the continued operation of the Property, then Purchaser may either at or prior to Closing, by written notice to Seller, elect to either (a) terminate this Agreement, and neither party shall have any further rights or obligations hereunder except for the Surviving Obligations, or (b) consummate the Closing, in which latter event all of Seller’s assignable right, title and interest in and to the award of the condemning authority shall be assigned to Purchaser at the Closing and there shall be no reduction in the Purchase Price.
6.2    Casualty. If the Improvements, or any part thereof, suffers any damage equal to or in excess of $350,000.00 prior to the Closing from fire or other casualty, Purchaser may either at or prior to Closing, by written notice to Seller, elect to either (a) terminate this Agreement, and neither party shall have any further right or obligation hereunder, other than the Surviving Obligations, or (b) consummate the Closing, in which latter event all of Seller’s right, title and interest in and to the proceeds of any insurance covering such damage, shall be assigned to Purchaser at the Closing and there shall be no reduction in the Purchase Price (except, however, Purchaser shall receive at Closing a credit equal to Seller’s deductible and the cost of repair of any uninsured damage). If the Improvements, or any part thereof, suffers any damage less than $350,000.00 prior to the Closing, Purchaser agrees that it will consummate the Closing and accept the assignment of the proceeds of any insurance covering such damage, and there shall be no reduction in the Purchase Price.

7.
DEFAULT
7.1    Breach by Seller. In the event that Seller shall fail to consummate this Agreement for any reason, except Purchaser’s default or a termination of this Agreement by Purchaser or Seller pursuant to a right to do so under the provisions hereof, Purchaser shall be entitled, as its sole and exclusive remedy, at law or in equity, to either (i) terminate this Agreement, and neither party shall have any further right or obligation hereunder other than the Surviving Obligations; or (ii) pursue the remedy of specific performance of Seller’s obligations under this Agreement. Notwithstanding the foregoing, if Seller willfully defaults in its obligation to sell and convey the Property to Purchaser pursuant to this Agreement and the remedy of specific performance as provided in clause (b) above is not available to Purchaser because Seller has sold or conveyed the Property to another party, then Purchaser’s sole remedy shall be to proceed pursuant to clause (a) above and Purchaser may recover from Seller the actual out-of-pocket expenses incurred by Purchaser in connection with the transaction described in this Agreement, including, without limitation, expenses paid (A) to Purchaser’s attorneys in connection with negotiation of this Agreement and matters related thereto, (B) to any prospective lender as an application or commitment fee, rate lock or other non-refundable fee, and (C) to unrelated and unaffiliated third party consultants in connection with the performance of examinations, inspections and/or investigations pursuant to this Agreement. If specific performance is not available as described in the immediately preceding sentence, Seller shall pay to Purchaser all actual expenses, including reasonable attorneys’ fees actually incurred, incurred by Purchaser in such specific performance action, and such expenses shall not be included as an expense of Purchaser in determining Sellers’ liability to Purchaser in the event specific performance is not an available remedy as set forth in this Section 7.1. Notwithstanding any provision in this Section 7.1 to the contrary, in no event shall Seller be liable to reimburse Purchaser for costs and expenses in excess of $50,000.00 in the aggregate. The foregoing provision of this Section 7.1 shall survive the termination of this Agreement.
7.2     Breach by Purchaser. If Purchaser fails to consummate this Agreement for any reason, except Seller’s default or a termination of this Agreement by Purchaser or Seller pursuant to a right to do so under the provisions hereof, Seller shall be entitled, as its sole and exclusive remedy, at law or in equity, to either (i) terminate this Agreement, and neither party shall have any further right or obligation hereunder other than the Surviving Obligations; or (ii) pursue the remedy of specific performance of Purchaser’s obligations under this Agreement. Notwithstanding the foregoing, if Purchaser willfully defaults in its obligation to purchase the Property pursuant to this Agreement and the remedy of specific performance as provided in clause (ii) above is not available to Seller, then Seller’s sole remedy shall be to proceed pursuant to clause (i) above and Seller may recover from Purchaser the actual out-of-pocket expenses incurred by Seller in connection with the transaction described in this Agreement, including, without limitation, expenses paid to Seller’s attorneys in connection with negotiation of this Agreement and matters related thereto. If specific performance is not available as described in the immediately preceding sentence, Purchaser shall pay to Seller all actual expenses, including reasonable attorneys’ fees actually incurred, incurred by Seller in such specific performance action, and such expenses shall not be included as an expense of Seller in determining Purchaser’s liability to Seller in the event specific performance is not an available remedy as set forth in this Section 7.2. Notwithstanding any provision in this Section 7.2 to the contrary, in no event shall Purchaser be liable to reimburse Seller for costs and expenses in excess of $50,000.00 in the aggregate. The foregoing provision of this Section 7.2 shall survive the termination of this Agreement.
7.3    Notice and Opportunity to Cure. Seller and Purchaser each agree to provide the other party with written notice of any default by the other party under this Agreement, and a period of five (5) business days following the other party’s receipt of such notice within which to cure such default; provided, however, that no such notice and opportunity to cure shall be applicable with respect to a party’s failure to timely close, nor shall any such notice and cure period extend beyond the Closing Date.
8.
MISCELLANEOUS
8.1    Notices. All notices, demands and requests which may be given or which are required to be given by either party to the other, and any exercise of a right of termination provided by this Agreement, shall be in writing and shall be deemed effective either: (a) on the date personally delivered to the address below, as evidenced by written receipt therefor, whether or not actually received by the person to whom addressed; (b) on the third (3rd) business day after being sent, by certified or registered mail, return receipt requested, postage prepaid, addressed to the intended recipient at the address specified below; (c) on the first business day after being deposited into the custody of a nationally recognized overnight delivery service such as Federal Express Corporation, addressed to such party at the address specified below, (d) on the date delivered by facsimile to the respective numbers specified below, provided confirmation of facsimile is received, or (e) on the date an electronic mail message with a pdf copy of the signed notice is delivered to the email addresses listed below, provided that in the case of any notice delivered in accordance with items (d) or (e) above, any such facsimile notice or email notice shall be sent by one of the other permitted methods of providing notice (other than facsimile or email notice) on the next succeeding business day. For purposes of this Section 8.1, the addresses of the parties for all notices are as follows (unless changed by similar notice in writing given by the particular person whose address is to be changed):

If to Purchaser:    Trail Creek Apartments, LLC
One Overton Park
3625 Cumberland Boulevard, Suite 1150
Atlanta, Georgia 30339
Attention: John A. Isakson
Tel: (678) 589-7760
Fax: (678) 589-7771
Email: jisakson@pacapts.com

with a copy to:    Leonard A. Silverstein, Esq.
President and Chief Operating Officer
Preferred Apartment Communities, Inc.
One Overton Park
3625 Cumberland Boulevard
Suite 1150
Atlanta, GA 30339
Tel: (770) 818-4147
Fax: (770) 818-4105
Email: lsilverstein@pacapts.com

If to Seller:	Oxford Hampton Partners LLC
c/o Oxford Properties, LLC
One Overton Park
3625 Cumberland Boulevard, Suite 130
Atlanta, Georgia 30339
Attn: Mr. W. Daniel Faulk, Jr.
Tel: (770) 818-4060
Fax: (770) 818-4051
Email: dfaulk@oxford-properties.com

with a copy to:	Oxford Hampton Partners LLC
c/o Oxford Properties, LLC
One Overton Park
3625 Cumberland Boulevard, Suite 130
Atlanta, Georgia 30339
Attn: Mr. Jack Hinrichs
Tel: (770) 818-4073
Fax: (770) 818-4051
Email: jhinrichs@oxford-properties.com

and:    Seyfarth Shaw LLP
1545 Peachtree Street, NE
    Suite 700
Atlanta, Georgia 30309
Attn: Steven L. Kennedy, Esq.
Tel: (404) 885-6735
Fax: (404) 885-6779
Email: skennedy@seyfarth.com

If to Escrow Agent:    J. Gregory Kala
Republic Commercial Title Company, LLC
6111 Peachtree Dunwoody Road
Building D
Atlanta, Georgia  30328
Telephone: 770-394-3007
Facsimile: 770-394-8028 fax
Email: gkala@republiccommercialtitle.com

8.2    Real Estate Commissions. Neither Seller nor Purchaser has authorized any broker or finder to act on any party’s behalf in connection with the sale and purchase hereunder and neither Seller nor Purchaser has dealt with any broker or finder purporting to act on behalf of any other party, except for Cushman & Wakefield of Virginia (“Agent”) who represents Seller. Purchaser agrees to indemnify and hold harmless Seller from and against any and all claims, losses, damages, costs or expenses of any kind or character arising out of or resulting from any agreement, arrangement or understanding alleged to have been made by Purchaser or on Purchaser’s behalf with any broker or finder in connection with this Agreement or the transaction contemplated hereby. Seller agrees to indemnify and hold harmless Purchaser from and against any and all claims, losses, damages, costs or expenses of any kind or character arising out of or resulting from any agreement, arrangement or understanding with Agent and/or any other person or entity alleged to have been made by Seller or on Seller’s behalf with any broker or finder in connection with this Agreement or the transaction contemplated hereby. Notwithstanding anything to the contrary contained herein, this Section 8.2 shall survive the Closing or any earlier termination of this Agreement.
8.3    Entire Agreement. This Agreement embodies the entire agreement between the parties relative to the subject matter hereof, and there are no oral or written agreements between the parties, nor any representations made by either party relative to the subject matter hereof, which are not expressly set forth herein.
8.4    Amendment. This Agreement may be amended only by a written instrument executed by the party or parties to be bound thereby.
8.5    Headings. The captions and headings used in this Agreement are for convenience only and do not in any way limit, amplify, or otherwise modify the provisions of this Agreement.
8.6    Time of Essence. Time is of the essence of this Agreement; however, if the final date of any period which is set out in any provision of this Agreement falls on a Saturday, Sunday or legal holiday under the laws of the United States or the State of Virginia, then, in such event, the time of such period shall be extended to the next day which is not a Saturday, Sunday or legal holiday.
8.7    Governing Law. This Agreement shall be governed by the laws of the State of Virginia and the laws of the United States pertaining to transactions in such State.
8.8    Successors and Assigns; Assignment. This Agreement shall bind and inure to the benefit of Seller and Purchaser and their respective successors and permitted assigns. Purchaser shall not have the right to assign all or any portion of Purchaser's rights and obligations under this Agreement without Seller’s prior written consent, which may be granted or withheld in Seller’s sole discretion, except that Purchaser may assign or transfer this Agreement to an entity in which Purchaser has at least fifty-one percent (51%) controlling interest without Seller’s consent or approval provided that, not less than five (5) days prior to Closing, Seller receives an executed assignment and assumption agreement in which such assignee expressly assumes performance of this Agreement for the benefit of Seller. No such assignment or designation shall relieve or release Purchaser from any obligations under this Agreement (whether arising pre- or post-closing), and Purchaser shall remain jointly and severally liable for all of same together with such assignee.
8.9    Invalid Provision. If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws, such provision shall be fully severable; this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of this Agreement; and, the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by such illegal, invalid, or unenforceable provision or by its severance from this Agreement.
8.10    Attorneys’ Fees. In the event it becomes necessary for either party hereto to file suit to enforce this Agreement or any provision contained herein, the party prevailing in such suit shall be entitled to recover, in addition to all other remedies or damages, as provided herein, reasonable attorneys’ fees incurred in such suit, both at trial and at all appellate levels.
8.11    Multiple Counterparts. This Agreement may be executed in a number of identical counterparts which, taken together, shall constitute collectively one agreement; in making proof of this

Agreement, it shall not be necessary to produce or account for more than one such counterpart with each party’s signature. Facsimile signature pages shall be effective for purposes of this Section 8.11.
8.12    No Recordation. Seller and Purchaser hereby acknowledge that neither this Agreement nor any memorandum or affidavit thereof shall be recorded in the public records of any county.
8.13.    Tax-Deferred Exchange. Each party will, upon request by the other party, cooperate as reasonably required to facilitate a tax-deferred exchange. Notwithstanding the foregoing, neither party will be required to undertake any liabilities or obligations or expend any sums of money in connection with a proposed tax-free exchange for the benefit of the other party.
8.14    Disclaimers by Seller.

A.
EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, IT IS UNDERSTOOD AND AGREED THAT NEITHER SELLER NOR SELLER'S AGENTS, EMPLOYEES OR REPRESENTATIVES HAVE AT ANY TIME MADE AND ARE NOT NOW MAKING, AND THEY SPECIFICALLY DISCLAIM, ANY WARRANTIES, REPRESENTATIONS OR GUARANTIES OF ANY KIND OR CHARACTER, EXPRESS OR IMPLIED, WITH RESPECT TO THE PROPERTY, INCLUDING, BUT NOT LIMITED TO, WARRANTIES, REPRESENTATIONS OR GUARANTIES AS TO (A) MATTERS OF TITLE (OTHER THAN SELLER'S LIMITED WARRANTY OF TITLE TO BE CONTAINED IN THE DEED), (B) ENVIRONMENTAL MATTERS RELATING TO THE PROPERTY, THE LAND AND IMPROVEMENTS OR ANY PORTION THEREOF, INCLUDING, WITHOUT LIMITATION, THE PRESENCE OF “HAZARDOUS MATERIALS” (AS DEFINED BELOW) IN, ON, UNDER OR IN THE VICINITY OF THE LAND AND IMPROVEMENTS, (C) GEOLOGICAL CONDITIONS, INCLUDING, WITHOUT LIMITATION, SUBSIDENCE, SUBSURFACE CONDITIONS, WATER TABLE, UNDERGROUND WATER RESERVOIRS, LIMITATIONS REGARDING THE WITHDRAWAL OF WATER, AND GEOLOGIC FAULTS AND THE RESULTING DAMAGE OF PAST AND/OR FUTURE FAULTING, (D) WHETHER, AND TO THE EXTENT TO WHICH, THE LAND OR IMPROVEMENTS OR ANY PORTION THEREOF IS AFFECTED BY ANY STREAM (SURFACE OR UNDERGROUND), BODY OF WATER, WETLANDS, FLOOD PRONE AREA, FLOOD PLAIN, FLOODWAY OR SPECIAL FLOOD HAZARD, (E) DRAINAGE, (F) SOIL CONDITIONS, INCLUDING THE EXISTENCE OF INSTABILITY, PAST SOIL REPAIRS, SOIL ADDITIONS OR CONDITIONS OF SOIL FILL, OR SUSCEPTIBILITY TO LANDSLIDES, OR THE SUFFICIENCY OF ANY UNDERSHORING, (G) THE PRESENCE OF ENDANGERED SPECIES OR ANY ENVIRONMENTALLY SENSITIVE OR PROTECTED AREAS, (H) ZONING OR BUILDING ENTITLEMENTS TO WHICH THE LAND OR IMPROVEMENTS OR ANY PORTION THEREOF MAY BE SUBJECT, (I) THE AVAILABILITY OF ANY UTILITIES TO THE LAND OR IMPROVEMENTS OR ANY PORTION THEREOF INCLUDING, WITHOUT LIMITATION, WATER, SEWAGE, GAS AND ELECTRIC, (J) USAGES OF ADJOINING PROPERTY, (K) ACCESS TO THE LAND OR IMPROVEMENTS OR ANY PORTION THEREOF, (L) THE VALUE, COMPLIANCE WITH THE PLANS AND SPECIFICATIONS, SIZE, LOCATION, AGE, USE, DESIGN, QUALITY, DESCRIPTION, SUITABILITY, STRUCTURAL INTEGRITY, OPERATION, TITLE TO, OR PHYSICAL OR FINANCIAL CONDITION OF THE LAND OR IMPROVEMENTS OR ANY PORTION THEREOF, OR ANY INCOME,

EXPENSES, CHARGES, LIENS, ENCUMBRANCES, RIGHTS OR CLAIMS ON OR AFFECTING OR PERTAINING TO THE PROPERTY, THE LAND OR IMPROVEMENTS OR ANY PART THEREOF, (M) THE CONDITION OR USE OF THE LAND OR IMPROVEMENTS OR COMPLIANCE OF THE LAND OR THE IMPROVEMENTS WITH ANY OR ALL PAST, PRESENT OR FUTURE FEDERAL, STATE OR LOCAL ORDINANCES, RULES, REGULATIONS OR LAWS, BUILDING, FIRE OR ZONING ORDINANCES, CODES OR OTHER SIMILAR LAWS, (N) THE EXISTENCE OR NON-EXISTENCE OF UNDERGROUND STORAGE TANKS, SURFACE IMPOUNDMENTS, OR LANDFILLS, (O) ANY OTHER MATTER AFFECTING THE STABILITY AND INTEGRITY OF THE LAND OR IMPROVEMENTS, (P) THE POTENTIAL FOR FURTHER DEVELOPMENT OF THE LAND OR IMPROVEMENTS, (Q) THE MERCHANTABILITY OF THE PROPERTY, THE LAND OR THE IMPROVEMENTS OR FITNESS OF THE PROPERTY, THE LAND OR THE IMPROVEMENTS FOR ANY PARTICULAR PURPOSE, (R) THE TRUTH, ACCURACY OR COMPLETENESS OF THE DUE DILIGENCE ITEMS, (S) TAX CONSEQUENCES, OR (T) ANY OTHER MATTER OR THING WITH RESPECT TO THE PROPERTY, THE LAND OR THE IMPROVEMENTS.
Purchaser’s Initials: __/s/ JAW____

B.
PURCHASER ACKNOWLEDGES AND AGREES THAT UPON CLOSING, SELLER SHALL SELL AND CONVEY TO PURCHASER AND PURCHASER SHALL ACCEPT THE PROPERTY "AS IS, WHERE IS, WITH ALL FAULTS". EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES OF SELLER UNDER SECTION 3.4 ABOVE, PURCHASER HAS NOT RELIED AND WILL NOT RELY ON, AND SELLER HAS NOT MADE AND IS NOT LIABLE FOR OR BOUND BY, ANY EXPRESS OR IMPLIED WARRANTIES, GUARANTEES, STATEMENTS, REPRESENTATIONS OR INFORMATION PERTAINING TO THE PROPERTY, THE LAND OR THE IMPROVEMENTS OR RELATING THERETO (INCLUDING SPECIFICALLY, WITHOUT LIMITATION, PROPERTY INFORMATION PACKAGES DISTRIBUTED WITH RESPECT TO THE PROPERTY) MADE OR FURNISHED BY SELLER, OR ANY PROPERTY MANAGER, REAL ESTATE BROKER, AGENT OR THIRD PARTY REPRESENTING OR PURPORTING TO REPRESENT SELLER, TO WHOMEVER MADE OR GIVEN, DIRECTLY OR INDIRECTLY, ORALLY OR IN WRITING. PURCHASER REPRESENTS THAT IT IS A KNOWLEDGEABLE, EXPERIENCED AND SOPHISTICATED PURCHASER OF REAL ESTATE AND THAT IT IS RELYING SOLELY ON ITS OWN EXPERTISE AND THAT OF PURCHASER'S CONSULTANTS IN PURCHASING THE PROPERTY AND SHALL MAKE AN INDEPENDENT VERIFICATION OF THE ACCURACY OF ANY DOCUMENTS AND INFORMATION PROVIDED BY SELLER. PURCHASER WILL CONDUCT SUCH INSPECTIONS AND INVESTIGATIONS OF THE PROPERTY, THE LAND AND THE IMPROVEMENTS AS PURCHASER DEEMS NECESSARY, INCLUDING, BUT NOT LIMITED TO, THE PHYSICAL AND ENVIRONMENTAL CONDITIONS THEREOF, AND SHALL RELY SOLELY UPON SAME. PURCHASER ACKNOWLEDGES THAT SELLER HAS AFFORDED PURCHASER A FULL OPPORTUNITY TO CONDUCT SUCH INVESTIGATIONS OF THE PROPERTY, THE LAND AND THE IMPROVEMENTS AS PURCHASER DEEMED NECESSARY TO SATISFY ITSELF AS TO THE CONDITION OF THE PROPERTY, THE LAND AND THE IMPROVEMENTS AND THE EXISTENCE OR NON-EXISTENCE OR CURATIVE ACTION TO BE TAKEN

WITH RESPECT TO ANY HAZARDOUS MATERIALS ON OR DISCHARGED FROM THE LAND AND THE IMPROVEMENTS, AND WILL RELY SOLELY UPON SAME AND NOT UPON ANY INFORMATION PROVIDED BY OR ON BEHALF OF SELLER OR ITS AGENTS OR EMPLOYEES WITH RESPECT THERETO. UPON CLOSING, PURCHASER SHALL ASSUME THE RISK THAT ADVERSE MATTERS, INCLUDING, BUT NOT LIMITED TO, ADVERSE PHYSICAL OR CONSTRUCTION DEFECTS OR ADVERSE ENVIRONMENTAL, HEALTH OR SAFETY CONDITIONS, MAY NOT HAVE BEEN REVEALED BY PURCHASER'S INSPECTIONS AND INVESTIGATIONS. PURCHASER HEREBY REPRESENTS AND WARRANTS TO SELLER THAT: (A) PURCHASER IS REPRESENTED BY LEGAL COUNSEL IN CONNECTION WITH THE TRANSACTION CONTEMPLATED BY THIS AGREEMENT; AND (B) PURCHASER IS PURCHASING THE PROPERTY FOR BUSINESS, COMMERCIAL, INVESTMENT OR OTHER SIMILAR PURPOSE AND NOT FOR USE AS PURCHASER'S RESIDENCE. EACH OF SELLER AND PURCHASER HEREBY WAIVES ANY AND ALL RIGHTS OR REMEDIES IT MAY HAVE OR BE ENTITLED TO, DERIVING FROM DISPARITY IN SIZE OR FROM ANY SIGNIFICANT DISPARATE BARGAINING POSITION IN RELATION TO THE OTHER.
Purchaser’s Initials: _/s/ JAW_____

C.
PURCHASER ACKNOWLEDGES THAT IT WILL HAVE THE OPPORTUNITY TO INSPECT THE PROPERTY, OBSERVE ITS PHYSICAL CHARACTERISTICS AND EXISTING CONDITIONS AND THE OPPORTUNITY TO CONDUCT SUCH INVESTIGATION AND STUDY ON AND OF THE PROPERTY, THE LAND AND THE IMPROVEMENTS AND ADJACENT AREAS AS PURCHASER DEEMS NECESSARY, AND PURCHASER HEREBY FOREVER RELEASES AND DISCHARGES SELLER FROM ALL RESPONSIBILITY AND LIABILITY, INCLUDING WITHOUT LIMITATION, LIABILITIES UNDER THE COMPREHENSIVE ENVIRONMENTAL RESPONSE, COMPENSATION AND LIABILITY ACT OF 1980 (42 U.S.C. SECTIONS 9601 ET SEQ.), AS AMENDED ("CERCLA"), REGARDING THE CONDITION, VALUATION, SALABILITY OR UTILITY OF THE PROPERTY, THE LAND OR THE IMPROVEMENTS OR THEIR SUITABILITY FOR ANY PURPOSE WHATSOEVER (INCLUDING, BUT NOT LIMITED TO, WITH RESPECT TO THE PRESENCE IN THE SOIL, AIR, STRUCTURES AND SURFACE AND SUBSURFACE WATERS, OF HAZARDOUS MATERIALS OR OTHER MATERIALS OR SUBSTANCES THAT HAVE BEEN OR MAY IN THE FUTURE BE DETERMINED TO BE TOXIC, HAZARDOUS, UNDESIRABLE OR SUBJECT TO REGULATION AND THAT MAY NEED TO BE SPECIALLY TREATED, HANDLED AND/OR REMOVED FROM THE LAND OR THE IMPROVEMENTS UNDER CURRENT OR FUTURE FEDERAL, STATE AND LOCAL LAWS, REGULATIONS OR GUIDELINES, AND ANY STRUCTURAL AND GEOLOGIC CONDITIONS, SUBSURFACE SOIL AND WATER CONDITIONS AND SOLID AND HAZARDOUS WASTE AND HAZARDOUS MATERIALS ON, UNDER, ADJACENT TO OR OTHERWISE AFFECTING THE LAND OR THE IMPROVEMENTS. PURCHASER FURTHER HEREBY WAIVES (AND BY CLOSING THIS TRANSACTION WILL BE DEEMED TO HAVE WAIVED) ANY AND ALL OBJECTIONS AND COMPLAINTS (INCLUDING, BUT NOT LIMITED TO, FEDERAL, STATE AND LOCAL STATUTORY AND COMMON LAW BASED ACTIONS, AND ANY PRIVATE RIGHT OF ACTION UNDER ANY FEDERAL,

STATE OR LOCAL LAWS, REGULATIONS OR GUIDELINES TO WHICH THE LAND OR THE IMPROVEMENTS IS OR MAY BE SUBJECT, INCLUDING, BUT NOT LIMITED TO, CERCLA) CONCERNING THE PHYSICAL CHARACTERISTICS AND ANY EXISTING CONDITIONS OF THE LAND OR THE IMPROVEMENTS. PURCHASER FURTHER HEREBY ASSUMES THE RISK OF CHANGES IN APPLICABLE LAWS AND REGULATIONS RELATING TO PAST, PRESENT AND FUTURE ENVIRONMENTAL CONDITIONS ON THE LAND OR THE IMPROVEMENTS AND THE RISK THAT ADVERSE PHYSICAL CHARACTERISTICS AND CONDITIONS, INCLUDING, WITHOUT LIMITATION, THE PRESENCE OF HAZARDOUS MATERIALS OR OTHER CONTAMINANTS, MAY NOT HAVE BEEN REVEALED BY ITS INVESTIGATION.
Purchaser’s Initials: __/s/ JAW____

D.
For purposes hereof, "Hazardous Materials" means "Hazardous Material," "Hazardous Substance," "Pollutant or Contaminant," and "Petroleum" and "Natural Gas Liquids," as those terms are defined or used in Section 101 of CERCLA, and any other substances regulated because of their effect or potential effect on public health and the environment, including, without limitation, PCBs, lead paint, asbestos, urea formaldehyde, radioactive materials, putrescible materials, and infectious materials.

E.
Purchaser agrees to indemnify, defend and hold Seller harmless of and from any and all liabilities, claims, demands, and expenses of any kind or nature to the extent arising or accruing after Closing and which are in any way related to the ownership, maintenance, or operation of the Property, the Land or the Improvements by Purchaser and its successors and assigns, including, without limitation, in connection with Hazardous Materials.

F.	The terms and conditions of this Section 8.14 shall expressly survive the Closing without time limitation, and not merge with the provisions of any closing documents.

G.
Purchaser acknowledges and agrees that the disclaimers and other agreements set forth herein are an integral part of this Agreement and that Seller would not have agreed to sell the Property to Purchaser for the Purchase Price without the disclaimers and other agreements set forth above.

H.
No shareholder, officer, employee or agent of or consultant of or to Seller shall be held to any personal liability hereunder, and no resort shall be had to their property or assets, or the property or assets of Seller for the satisfaction of any claims hereunder or in connection with the affairs of Seller. Furthermore, Seller’s liability under this Agreement is explicitly limited to Seller’s interest in the Property, including any proceeds thereof. Purchaser shall have no recourse against any other property or assets of Seller or any other Seller Parties or of any of the assets or property of any of the foregoing for the payment or collection of any amount, judgment, judicial process, arbitral award, fee or cost or for any other obligation or claim arising out of or based upon this Agreement and requiring the payment of money by Seller. Except as otherwise expressly set forth in this Section 8.14(H), neither Seller nor any Seller Party shall be subject to levy, lien, execution, attachment or other enforcement procedure for the satisfaction of any of Purchaser’s rights or remedies under or with respect to this Agreement, at law, in equity or otherwise. Purchaser shall not seek enforcement of any judgment, award, right or remedy against any property or asset of Seller or any Seller Parties other than Seller’s interest in the Property or any proceeds thereof. The provisions of this Section shall survive the termination of this Agreement.

8.15    Effective Date. As used herein, the term “Effective Date” shall mean the later of the “Date of Execution by Purchaser” or the “Date of Execution by Seller”, as set forth on the signature page of this Agreement. The execution of this Agreement by either party hereto (the party so executing being herein called the “Offeror Party”), constitutes an offer by the Offeror Party to sell or purchase the Property, as applicable, to the other party hereto (herein called the “Offeree Party”), which offer automatically shall expire and be of no further force or effect, unless the Offeree Party executes, dates and delivers to the Offeror Party (which delivery may be made by telecopy or electronic mail), a fully executed copy of this Agreement within two (2) business days after the date this Agreement is executed by the Offeror Party, as indicated on the signature page of this Agreement.
8.16    Exhibits and Schedules. The following exhibits are attached to this Agreement and are incorporated into this Agreement by this reference and made a part hereof for all purposes:
(a)    Exhibit A, Legal Description of the Land
(b)    Exhibit B, List of Due Diligence Items
(c)    Exhibit C, Form of Deed
(d)    Exhibit D, Form of Bill of Sale
(e)    Exhibit E, Form of Assignment
(f)    Exhibit F, List of Personal Property
(g)    Exhibit G, List of Contracts
(h)    Exhibit H, Tenant List
8.17    Confidentiality. Seller and Purchaser hereby covenant and agree that, at all times after the Effective Date and continuing until the Closing, unless consented to in writing by the other party (which consent may be granted or withheld in the sole discretion of the party whose consent is being requested), no press release or other public disclosure concerning this transaction shall be made by or on behalf of Seller or Purchaser, and each party agrees to use best efforts to prevent disclosure of this transaction by any third party. Additionally, Purchaser shall not be permitted to contact or communicate with any on-site employees of Seller or any affiliate of Seller, without Seller’s prior written consent, including without limitation any communication concerning future employment; nor shall Purchaser be entitled to contact or communicate with any tenant or other resident of the Property, without Seller’s prior written consent and without a representative of Seller being present. Notwithstanding the foregoing, (i) each party shall be entitled to make disclosures concerning this Agreement and materials provided hereunder to its lenders, attorneys, accountants, employees, agents, other service professionals and the U.S. Securities and Exchange Commission as may be reasonably necessary in furtherance of the transactions contemplated hereby, and (ii) each party shall be entitled to make such disclosures concerning this Agreement and materials provided hereunder as may be necessary to comply with any court order or directive of any applicable governmental authority. Notwithstanding any provision to the contrary herein, at all times after the Effective Date and continuing after Closing, in no event shall either party disclose the names of the members that have invested capital in the other party to this Agreement or the entities which directly or indirectly own such other party to this Agreement. The provisions of this Section 8.17 shall survive Closing or any termination of this Agreement.
8.18    Audited Financial Statements. Seller hereby agrees to reasonably cooperate (at no third party cost to Seller) with Purchaser during the term of this Agreement in the preparation by Purchaser and its advisors, at Purchaser’s sole cost and expense, of audited financial statements of the Property for calendar years 2012 and 2013 year-to-date, including current and historical operating statements and information regarding the Property.

Executed by Seller and Purchaser to be effective as of the Effective Date.

SELLER:
OXFORD HAMPTON PARTNERS LLC, a Georgia limited liability company,

By: Oxford Hampton Holdings, LLC, a Georgia limited liability company, its Managing Member

By: Oxford Hampton Development LLC, a Georgia limited liability company, its Manager By:_/s/ W. Daniel Faulk, Jr._________ W. Daniel Faulk, Jr., its Manager
Date of Execution: June 14, 2013

PURCHASER:
TRAIL CREEK APARTMENTS, LLC, a Delaware limited liability company

By: Preferred Apartment Advisors, LLC, a Delaware limited liability company, its Agent By: /s/ John A. Wiliams John A. Williams Chief Executive Officer

EXHIBIT A
TO PURCHASE AND SALE AGREEMENT

LEGAL DESCRIPTION

All that certain tract of land lying in the City of Hampton, Commonwealth of Virginia, shown and designated as Parcel 1A-1A, containing 10.91 acres, more or less, as shown on that certain plat by Vanasse Hangen Brustlin, Inc., dated September 7, 2010, entitled “Subdivision Plat showing Parcels 1A-1 and 1A-2 Property of Oxford Hampton Partners, LLC and Oxford Trail JV, LLC, North Armistead Avenue, City of Hampton, Virginia”, a copy of which is recorded in the Clerk’s Office, Circuit Court, City of Hampton, Virginia in Pat Book 12, Page 128.

Being the same real estate conveyed to Oxford Hampton Partners LLC from Oxford Properties, LLC by Deed dated July 22, 2005, recorded in the aforesaid Clerk’s Office as Instrument No. 050018837.

A-1

EXHIBIT B
TO PURCHASE AND SALE AGREEMENT

List of Due Diligence Items

1.	A copy of Seller’s ALTA/ACSM survey of the Land obtained upon Seller’s acquisition of the Land.

2.	A list of movable furniture, equipment and personal property (including serial numbers, brand names and model numbers where applicable).

3.	Copies of all written service contracts, licenses, permits and leases concerning the Property in Seller’s possession.

4.	A copy of the current management contract.

5.	Copies of all standard forms for rental contracts and rental applications.

6.	A copy of the income and expense statements for the operation of the Property for the last three (3) fiscal years (or such shorter period that Seller has owned the Property).

7.	A copy of the income and expenses statement for the operation of the Property for the current fiscal year through April 30, 2013.

8.	Copies of the real property tax invoices for the last three (3) tax years.

9.	A copy of Seller’s current insurance certificates and policies (if available).

10.	A copy of all insurance claims filed in the five (5) year period expiring on September 30, 2012.

11.	A copy of the current payroll for the Property.

12.	A wood-destroying insect report and clearance letter.

13.	Seller’s existing environmental reports.

14.	Copies of Seller’s certificates of occupancy for the Property.

15.	A list of the capital expenditures for the Property for the past two (2) years.

16.	A list of any planned capital expenditures for the Property.

17.	Seller’s existing title policy (with a copy of exceptions set forth therein (excluding any deed to secure debt, assignment of leases and rents and related financing instruments)).

B-1

EXHIBIT C
TO PURCHASE AND SALE AGREEMENT

SPECIAL WARRANTY DEED

THIS DOCUMENT PREPARED OUTSIDE OF
THE COMMONWEALTH OF VIRGINIA
BY, AND WHEN RECORDED RETURN TO:
J. Gregory Kala
Republic Commercial Title Company, LLC
6111 Peachtree Dunwoody Road
Building D
Atlanta, Georgia 30328

TAX MAP # ; ; Consideration:

SPECIAL WARRANTY DEED
THIS INDENTURE is made this ___ day of __________, 2013, by and between OXFORD HAMPTON PARTNERS LLC, a Georgia limited liability company (hereinafter referred to as “Grantor”), and TRAIL CREEK APARTMENTS, LLC, a Delaware limited liability company (hereinafter referred to as “Grantee”), the terms “Grantor” and “Grantee” to include their respective heirs, legal representatives, successors and assigns where the context requires or permits.
WITNESSETH, for and in consideration of the sum of TEN AND NO/100THS DOLLARS ($10.00) and other good and valuable consideration, the receipt, adequacy and sufficiency whereof are hereby acknowledged by Grantor, Grantor has granted, bargained, sold, aliened, conveyed and confirmed unto the Grantee, all of Grantor's right, title and interest in and to the following described property, to wit:
ALL THAT TRACT OR PARCEL OF LAND lying and being in Hampton, Virginia and being more particularly described on Exhibit “A” attached hereto and by this reference made a part hereof;
TOGETHER with all buildings, structures, fixtures and other improvements located in or on the land; and
TOGETHER with all easements, licenses, rights-of-way, rights, benefits, appurtenances and privileges belonging or appertaining to the land (including, without limitation, all right, title, estate and interest of Grantor, if any, in, to and under adjoining streets, rights of way and easements).
TO HAVE AND TO HOLD, said tract or parcel of land, together with all and singular the rights, members and appurtenances thereof, to the same being, belonging, or in anywise appertaining, to the only proper use, benefit and behoof of said Grantee forever in FEE SIMPLE, subject only to the matters set forth herein.

AND Grantor warrants on behalf of itself and its heirs to Grantee, its heirs, personal representatives and assigns against the claims and demands of Grantor and all persons claiming through Grantor.
This conveyance is made subject to those matters set forth on Exhibit “B” attached hereto and incorporated herein by this reference.

[SIGNATURES COMMENCE ON NEXT PAGE]

IN WITNESS WHEREOF, the Grantor has executed this Special Warranty Deed as of the date stated above.

GRANTOR:
OXFORD HAMPTON PARTNERS LLC, a Georgia limited liability company,
By: Oxford Hampton Holdings, LLC, a Georgia limited liability company, its Managing Member
By: Oxford Hampton Development, LLC, a Georgia limited liability Company, its Manager By:________________________________ W. Daniel Faulk, Jr., its Manager

STATE OF ___________
COUNTY OF _____________
I HEREBY CERTIFY that on this date, before me, an officer duly authorized in the State aforesaid and in the County aforesaid, to take acknowledgments, the foregoing instrument was acknowledged before me by W. Daniel Faulk, Jr., as the Manager of Oxford Hampton Development, LLC, a Georgia limited liability company, freely and voluntarily under authority duly vested in him by said company. He is personally known to me or who has produced a driver’s license as identification.
WITNESS my hand and official seal in the City and State last aforesaid this _____ day of ________________, 2013.

Notary Public, State of ____________ at Large
My Commission Expires:
[Type, Print or Stamp Name]
GRANTEE’S ADDRESS:
Trail Creek Apartments, LLC
3625 Cumberland Boulevard
Suite 1150
Atlanta, Georgia 30339
Attention: Leonard A. Silverstein, Esq.

EXHIBIT A
to Special Warranty Deed

EXHIBIT B
to Special Warranty Deed

EXHIBIT D
TO PURCHASE AND SALE AGREEMENT

BILL OF SALE
THIS BILL OF SALE is made and delivered this _____ day of ___________, 2013, by OXFORD HAMPTON PARTNERS LLC, a Georgia limited liability company (hereinafter referred to as “Seller”), and TRAIL CREEK APARTMENTS, LLC, a Delaware limited liability company (hereinafter referred to as “Purchaser”).
W I T N E S S E T H:
WHEREAS, of even date herewith, Seller has conveyed to Purchaser the real property referenced on Exhibit “A” attached hereto and by this reference made a part hereof (hereinafter referred to as the “Real Property”).
NOW, THEREFORE, for value received and in further consideration of the sum of Ten and No/100 Dollars ($10.00), and other good and valuable consideration, in hand paid by Purchaser to Seller, the receipt and sufficiency of which are hereby acknowledged by Seller, Seller does hereby grant and convey to Purchaser all of Seller’s right, title and interest in and to any and all personal property, fixtures and equipment located within or on the Real Property as of the date hereof.
TO HAVE AND TO HOLD the above-referenced property hereby conveyed unto Purchaser, its successors and assigns, forever.
ALL of the above-referenced property is being granted and conveyed by Seller and being acquired by Purchaser without recourse or express or implied warranty, and in an “AS IS, WHERE IS” condition.
[SIGNATURES COMMENCE ON NEXT PAGE]

IN WITNESS WHEREOF, Seller has caused this Bill of Sale to be properly signed, sealed and delivered as of the day and year first above written.

"SELLER"

OXFORD HAMPTON PARTNERS LLC, a Georgia limited liability company,

By: Oxford Hampton Holdings, LLC, a Georgia limited liability company, its Managing Member

By: Oxford Hampton Development, LLC, a Georgia limited liability, Company, its Manager By:_____________________________ W. Daniel Faulk, Jr., its Manager

EXHIBIT A
to Bill of Sale

EXHIBIT E
TO PURCHASE AND SALE AGREEMENT
ASSIGNMENT AND ASSUMPTION OF PERSONAL PROPERTY,
LEASES AND SERVICE CONTRACTS

OXFORD HAMPTON PARTNERS LLC, a Georgia limited liability company (“Grantor”), for and in consideration of the sum of Ten and No/100 Dollars ($10.00) and other good and valuable consideration to it in hand paid by TRAIL CREEK APARTMENTS, LLC, a Delaware limited liability company (“Grantee”), the receipt and sufficiency of which are hereby acknowledged, has Granted, Sold, Assigned, Transferred, Conveyed, and Delivered and does by these presents Grant, Sell, Assign, Transfer, Convey and Deliver unto Grantee, all of Grantor’s rights, titles, and interests in and to the following described properties (the “Assigned Properties”) located in, affixed to and/or arising or used in connection with the improved property (the “Project”) situated on the land in the City of Hampton, Virginia, more particularly described on Exhibit A attached hereto and made a part hereof for all purposes (the “Land,” which together with the Project is sometimes hereinafter called the “Property”):
(a)    All fixtures, equipment, machinery, building materials, furniture, furnishings, and other personal property owned by Grantor (the “Personal Property”), including without limitation those items of personal property listed on Exhibit B attached hereto and incorporated herein, and located on, attached to, or used in connection with the operation and maintenance of the Property;
(b)    Any leases for space in the Project (the “Space Leases”), together with all refundable security deposits owned or held by Grantor pursuant to the Space Leases, which Space Leases and security deposits are described on Exhibit C attached hereto;
(c)    Those certain contracts relating to the ownership and operation of the Property (the “Service Contracts”) described on Exhibit D attached hereto; and
(d)    All intangible property, if any, owned by Grantor and pertaining to the Land, the Project or the Personal Property.
In no event shall this Agreement be deemed to construe, and this Agreement shall not convey, assign or transfer, and any interest of Grantor in the “Excluded Property” as set forth in the Agreement.
Neither this Agreement nor any term, provision, or condition hereof may be changed, amended or modified, and no obligation, duty or liability or any party hereby may be released, discharged or waived, except in a writing signed by all parties hereto.

[SIGNATURES COMMENCE ON NEXT PAGE]

IN WITNESS WHEREOF, Grantor and Grantee have executed this Assignment and Assumption of Personal Property, Leases and Service Contracts to be effective as of the _____ day of __________________, 2013.

GRANTOR:
OXFORD HAMPTON PARTNERS LLC, a Georgia limited liability company,
By: Oxford Hampton Holdings, LLC, a Georgia limited liability company, its Managing Member
By: Oxford Hampton Development, LLC, a Georgia limited liability, Company, its Manager By:_____________________________ W. Daniel Faulk, Jr., its Manager
GRANTEE:
TRAIL CREEK APARTMENTS, LLC, a Delaware limited liability company
By: Preferred Apartment Advisors, LLC, a Delaware limited liability company, its Agent

By:_________________________ John A. Williams Chief Executive Officer

EXHIBIT A
To Assignment and Assumption of Personal Property, Leases and Service Contracts
LEGAL DESCRIPTION

[To be attached at Closing]

EXHIBIT B
To Assignment and Assumption of Personal Property, Leases and Service Contracts

PERSONAL PROPERTY

[To be attached at Closing]

EXHIBIT C
To Assignment and Assumption of Personal Property, Leases and Service Contracts

LEASES

[To be attached at Closing]

EXHIBIT D
To Assignment and Assumption of Personal Property, Leases and Service Contracts

SERVICE CONTRACTS

[To be attached at Closing]

EXHIBIT F
TO PURCHASE AND SALE AGREEMENT
List of Personal Property
[ATTACHED TO ORIGINAL ON FILE WITH PURCHASER]

F-1

EXHIBIT G
TO PURCHASE AND SALE AGREEMENT
List of Service Contracts
[ATTACHED TO ORIGINAL ON FILE WITH PURCHASER]

G-1

EXHIBIT H
TO PURCHASE AND SALE AGREEMENT
Tenant List
[ATTACHED TO ORIGINAL ON FILE WITH PURCHASER]

H-1